Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 14a-12

                              IMMUNE RESPONSE, INC.
                              ---------------------
                (Name of Registrant as Specified In Its Charter)


      --------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate Box:)

[X]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

      (1) Title of each class of securities to which transaction applies: N/A
      (2) Aggregate number of securities to which transaction  applies: N/A
      (3) Per unit price or other underlying value of transaction computed
          pursuant to Exchange Act Rule O-11:(1)   N/A
      (4) Proposed maximum aggregate value of transaction:  N/A
      (5) Total fee paid:  N/A
----------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1) Amount Previously Paid:  N/A
         (2) Form, Schedule or Registration Statement No.:  N/A
         (3) Filing Party:  N/A
         (4) Date Filed: N/A

                              IMMUNE RESPONSE, INC.
                            7315 East Peakview Avenue
                            Englewood, Colorado 80111
                                 (303) 796-8940
       -----------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         To Be Held on February 10, 1997

        -----------------------------------------------------------------

                                                                 January 9, 1997

TO ALL SHAREHOLDERS OF IMMUNE RESPONSE, INC.

     An Annual Meeting of Shareholders of Immune Response, Inc., a Colorado corporation (the "Company") will be held at the Company's offices at 7315 East Peakview Avenue, Englewood, Colorado 80111, on February 10, 1997, at 10:00 a.m. local time, to consider and take action on the following matters:

         1. The election of three directors to serve until the next annual meeting of shareholders and until their successors have been elected and qualified.

         2. Approval of two proposals, each to be voted on separately, to adopt the following amendments or additions to the Company's Articles of Incorporation, as amended (the "Articles"), to be included in the Company's Amended and Restated Articles of
                  Incorporation:

                  (a) An amendment to the Articles to effect a one-for-100 reverse stock split and to reduce the number of authorized shares of common stock of the Company (the "Common Stock") from 950,000,000 shares to 25,000,000 shares as permitted under Section 7-106-105 of the Colorado Business Corporation Act. Fractional shares resulting from the reverse stock split will be rounded to the closest whole share of Common Stock; and

                  (b) An amendment to the Articles to indemnify the directors, officers, employees, fiduciaries, and agents of the Company to the full extent permitted by Colorado law and to limit the personal liability of the Company's directors for monetary damages for certain breaches of the fiduciary duty of care as permitted under Section 7-108-402 of the Colorado Business Corporation Act.

         3. Such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

     Shareholders holding shares of Common Stock of record at the closing of business on December 2, 1996, will be entitled to receive notice of and vote at the meeting.

     Shareholders, whether or not they expect to be present at the meeting, are requested to sign and date the enclosed proxy and return it promptly in the envelope enclosed for that purpose. Any person giving a proxy has the power to revoke it at any time by following the instructions provided in the Proxy Statement.


                                       By Order of the Board of Directors:



                                       Joseph W. Hovorka, President


     PLEASE DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                             YOUR VOTE IS IMPORTANT

                              IMMUNE RESPONSE, INC.
                            7315 East Peakview Avenue
                            Englewood, Colorado 80111
                                 (303) 796-8940

                 -----------------------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                FEBRUARY 10, 1997

                 -----------------------------------------------


To Our Shareholders:

     This Proxy Statement (the "Proxy Statement") is furnished to shareholders of Immune Response, Inc., a Colorado corporation (the "Company") in connection with the solicitation of proxies by and on behalf of the Company's Board of Directors (the "Board") for use at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held on February 10, 1997 at the Company's offices located at 7315 East Peakview Avenue, Englewood, Colorado 80111, at the time and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting (collectively, the "Proxy Materials") will be first sent to shareholders on or about January 9, 1997.

                               GENERAL INFORMATION

     As of the close of business on December 2, 1996, the record date for entitlement to notice of and vote at the Annual Meeting, the Company had outstanding 294,970,000 shares of common stock, $.0001 par value per share (the "Common Stock"). The presence, in person or by proxy, of holders of a majority of the shares of Common Stock entitled to vote at the Meeting constitutes a quorum for the transaction of business at the Meeting.

     Each share of Common Stock outstanding on the record date is entitled to one vote on each matter presented at the Meeting. To be elected as a director, a nominee must have more shares cast in his favor than shares for which voting authority is withheld.

     Abstentions will be treated as shares present or represented and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as votes cast in determining whether a matter has been approved by the shareholders. As to any shares a broker indicates on its proxy that it does not have the authority to vote on any particular matter because it has not received direction from the beneficial owner thereof, said shares will not be counted as voting on a particular matter.

     A stockholder who gives his proxy may revoke it at any time before it is voted by giving notice of the revocation thereof to the Secretary of the Company, by filing another proxy with the Secretary or by attending the Meeting and voting in person. All properly executed and unrevoked proxies delivered pursuant to this solicitation, if received in time, will be voted in accordance with the instructions of the beneficial owners contained thereon.

     The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy materials to the beneficial owners of the Company's Common Stock for whom they hold shares and will reimburse them for their reasonable expenses in so doing.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

     The following three persons are nominated as directors of the Company for a term of one year and until the election and qualification of their successors:
Joseph W. Hovorka, Thomas B. Olson and R. Andrew Girardot, Jr., D.D.S. These three directors will constitute the entire Board of Directors. The person named in the proxy intends to vote for Messrs. Hovorka, Olson and Girardot who have been recommended for election by the Board of Directors of the Company unless a stockholder withholds authority to vote for any or all of the nominees. If any nominee is unable to serve or, for good cause, will not serve, the person named in the proxy reserves the right to substitute another person of his choice as nominee in such nominee's place. Each of the nominees has agreed to serve, if elected. The following table sets forth the names and ages of the nominees and the executive offices held by each such person. The Company has no other officers. These officers serve at the pleasure of the Board of Directors.

                                                                  First Year
Name                        Age     Offices held                Elected Director
----                        ---     ------------                ----------------
Joseph W. Hovorka           66      President, Treasurer              1987
                                    and Director

Thomas B. Olson             30      Secretary and Director            1990

R. Andrew Girardot, Jr.     53      Director                          1996

     The directors of the Company are elected to hold office until the next annual meeting of the shareholders and until their respective successors have been elected and qualified. Officers of the Company are elected by the Board of Directors and hold office until their successors are duly elected and qualified.

     No arrangement exists between any of the above officers and directors pursuant to which any one of those persons was elected to such office or position.

     JOSEPH W. HOVORKA. Mr. Hovorka has served as the Company's President since February 1990 and has been a Vice President, Treasurer and a director since September 1987. Mr. Hovorka has been President, Chief Executive Officer,
Treasurer and a director of ProConnextions, Inc. since August 1990 and the Treasurer and a director of Sports Card Connection, Inc., a wholly-owned subsidiary of ProConnextions, Inc., since November 1990. ProConnextions, Inc. and Sports Card Connection, Inc. are privately-held companies which were formed to buy, trade and sell sports memorabilia. From 1989 to 1993, Mr. Hovorka served as President, Chief Operating Officer, and Treasurer and was a director of William's Controls, Inc., a publicly-held manufacturer of pneumatic, electronic and hydraulic controls for trucks, buses, mining, construction and refuse collection vehicles. Mr. Hovorka also served as President and was a director of Enercorp, Inc., a publicly-held business development company from July 1986 until June 1993. From September 1990 until June 1993 Mr. Hovorka served as President and was a director of Ajay Sports, Inc., a publicly-traded manufacturer of golf bags and accessories. Mr. Hovorka had been engaged in commercial and business banking for over 30 years. Mr. Hovorka devotes only such time as is necessary to the affairs of the Company.

     THOMAS B. OLSON. Mr. Olson has been a Director since 1988 and has been Secretary of the Company since 1994. Since 1988, Mr. Olson has been Secretary of Equitex, Inc., a publicly-held business development company which is a shareholder of the Company. Mr. Olson has attended Arizona State University and the University of Colorado at Denver. Mr. Olson devotes only such time as is necessary to the affairs of the Company.

     R. ANDREW  GIRARDOT,  JR.,  D.D.S.  Dr.  Girardot  became a director of the
Company in November 1996. Since 1972, Dr. Girardot has been President of his solo orthodontic practice, R. Girardot, Jr., D.D.S., P.C. in Denver, Colorado. Dr. Girardot is also currently serving the cleft palate clinic at the Children's Hospital in Denver, Colorado. Dr. Girardot graduated from the University of California Orthodontic School in 1972 and is a member of the American Association of Orthodontists, the American Dental Society, The Foundation for Orthodontic Research, the American Equilibration Society, The Angle Society and the Foundation for Advanced Continuing Education.

     There are no family relationships between any Director, Executive Officer or Nominees for director of the Company.

                             EXECUTIVE COMPENSATION

Summary Compensation Table
--------------------------

     The following table sets forth a summary of the compensation paid to the current executive officers listed above for each of the last three fiscal years.

(a)                    (b)            (c)            (d)           (e)              (g)            (i)
Name &                                                             Other                           All
Principal                                                          Annual           Options        Other
Position               Year           Salary         Bonus         Compensation     & SARs         Compensation
                                       ($)            ($)              ($)            ($)            (#)($)
-----------------------------------------------------------------------------------------------------------------
Joseph W. Hovorka      1996           18,000(1)        0                0              0                0
President,
Treasurer
Principal
Executive
Officer and
Accounting
Officer

Joseph W. Hovorka      1995           18,000(1)        0                0              0                0

Joseph W. Hovorka      1994           18,000(1)        0                0              0                0

(1) Although Mr. Hovorka is to receive a salary of $18,000 per year, Mr. Hovorka has agreed to suspend payment or accrual of such salary.

     The Company has no stock options or SARs outstanding and no restricted stock award or long term incentive plans.

Compensation of Directors
-------------------------

     Each member of the Company's Board of Directors, Messrs. Joseph W. Hovorka, Thomas B. Olson and R. Andrew Girardot, Jr., receive $400 for each Board of Director's meeting attended. For the year ended December 31, 1995, Messrs. Hovorka and Olson each were eligible to receive $1,600 for the four meetings held. Payment is made to directors as cash flow permits. Each member of the Board of Directors also receives reimbursement for expenses incurred in attending board meetings.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners
and Security Ownership of Management.
-----------------------------------------------

     The following table contains information as of December 10, 1996, as to the beneficial ownership of shares of the Company's Common Stock by each person who, to the knowledge of the Company at that date, was (i) the beneficial owner of five percent or more of the outstanding shares of the class, (ii) each person who is a director or nominee for director of the Company, (iii) each person who is an executive officer of the Company, and (iv) all persons as a group who are officers and directors of the Company, and as to the percentage of outstanding shares so held by them on December 10, 1996.

Name and address                    Amount and Nature of             Percent
of beneficial owner                 Beneficial Ownership             of Class
-------------------                 --------------------             --------
Joseph W. Hovorka                              -0-                     0.0%
7315 East Peakview Avenue
Englewood, Colorado  80111

Thomas B. Olson                         10,000,000(1)                  3.4%
7315 East Peakview Avenue
Englewood, Colorado  80111

R. Andrew Girardot, Jr., D.D.S.                -0-                     0.0%
4380 South Syracuse Circle
Suite 501
Denver, Colorado  80237

Henry Fong                              47,750,000(2)                 16.2%
7315 East Peakview Avenue
Englewood, Colorado  80111

All executive officers and              10,000,000(1)                  3.4%
directors as a group (three
persons)

The beneficial owners exercise sole voting and investment power.

(1) Includes 10,000,000 shares owned by Equitex, Inc. of which Mr. Olson is the Secretary. Mr. Olson disclaims beneficial ownership of these securities.

(2) Included 10,000,000 shares owned by Equitex, Inc. of which Mr. Fong is the President. Mr. Fong disclaims beneficial ownership of these securities.

Compliance with Section 16 of the Securities Act of 1934
--------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934 ("Section 16") requires the Company's officers, directors and persons who own more than ten percent of the Company's voting securities to file reports of their ownership and changes in such ownership with the Securities and Exchange Commission (the "Commission"). Commission regulations also require that such persons provide the Company with copies of all Section 16 reports they file.

     Based solely on review of the copies of such forms furnished to the Company, or written representations of the reporting persons, the Company has determined that all required reports were timely filed during the year.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Management and Others
---------------------------------------

     The Company currently utilizes approximately 150 square feet of office space in Greenwood Executive Park, 6400 South Quebec, Englewood, Colorado, from Equitex, Inc., a shareholder of the Company, on a rent free month-to-month basis. The Company's Secretary and a Director, Mr. Olson, is also Secretary of Equitex, Inc.

     During the year ended December 31, 1995 as in previous years, Equitex, Inc., a significant shareholder of the Company of which the Company's Secretary is also an officer, loaned $10,000 to the Company. When added to the previous years' balance, the total loans outstanding at December 31, 1995 were $76,100. These loans are due on demand and carry an interest rate of 10% per annum. Total interest due at December 31, 1995 on these loans was $35,703. To date, none of the total outstanding loans or interest due has been repaid.

     During the year ended December 31, 1994 as in previous years, the Company incurred legal costs from an attorney who was a former officer and director of the Company in the amount of $1,823 for 1994 and $11,025 for 1993. The aggregate amount due to the former officer and director for legal fees at December 31, 1995 was $52,062. The entire amount was repaid during the first quarter of 1996.

Audit, Nominating and Compensation Committees
---------------------------------------------

     The Company does not have a standing audit, nominating or compensation committees of the Board of Directors, or any other committees performing similar functions.

Meetings of the Board of Directors
----------------------------------

     During the last full fiscal year, the Company had four meetings of the board of directors.

                                   PROPOSAL 2


         ADOPT THE AMENDED AND RESTATED ARTICLES OF INCORPORATION

     The Board of Directors has approved and recommends that the shareholders approve the following amendments to the Company's Articles of Incorporation, as amended (the "Articles"). It is the Company's intent to incorporate all of the amendments set forth in this proposal which are approved by the shareholders into Amended and Restated Articles of Incorporation of the Company (the "Restated Articles") to be filed with the Colorado Secretary of State.

     The amendments proposed are (1) to effect a one-for-100 reverse stock split and to reduce the number of authorized shares of Common Stock from 950,000,000 shares to 25,000,000 shares as permitted under Section 7-106-105 of the Colorado Business Corporation Act; and (2) to indemnify the directors, officers, employees, fiduciaries, and agents of the Company to the full extent permitted by Colorado law and to limit the personal liability of the Company's directors for monetary damages for certain breaches of the fiduciary duty of care as permitted under Section 7-108-402 of the Colorado Business Corporation Act.

     The following discussion is qualified in its entirety by the text of the proposed Restated Articles attached hereto as Exhibit A. If any of the amendments proposed herein are not approved by the shareholders, prior to filing the Restated Articles with the Colorado Secretary of State, the Company will revise the Restated Articles to reflect the comparable provision of its current Articles of Incorporation.

A.       AN AMENDMENT TO ARTICLE V OF THE COMPANY'S ARTICLES TO
         EFFECT A ONE-FOR-100 REVERSE STOCK SPLIT AND TO REDUCE THE NUMBER OF AUTHORIZED SHARES FROM 950,000,000 SHARES TO
         25,000,000 SHARES

     The Board of Directors has adopted a resolution, pursuant to Section 7-106-105(6)(a) of the Colorado Business Corporation Act, recommending an amendment to Article V of the Articles to effect a one-for-100 reverse stock split of the presently issued and outstanding shares of the Common Stock (the "Reverse Stock Split"), as permitted under Section 7-106-105 of the Colorado Business Corporation Act. Pursuant to the terms of the Reverse Stock Split, each holder of record of Common Stock on the effective date of the Reverse Stock Split will thereafter be deemed to hold one share of Common Stock for every 100 shares of presently issued and outstanding of Common Stock held of record on that date. Fractional shares resulting from the Reverse Stock Split will be rounded to the closest whole share of Common Stock. In connection with the Reverse Stock Split, the authorized shares of the Company would be reduced from 950,000,000 to 25,000,000.

Text of the Amendment
---------------------

     The Articles shall be amended by replacing in its entirety the current text of Article V so that there appears the following text:

                                    ARTICLE V

                                  CAPITAL STOCK

                  The aggregate number of shares and the amount of total authorized capital of the Company shall consist of 950,000,000 shares of $.0001 par value common stock.

                  As of the date upon which these Amended and Restated Articles of Incorporation become effective, each 100 shares of authorized $.0001 par common stock, whether or not issued and outstanding, shall be converted into one share of $.0001 par common stock. Fractional shares resulting from the Reverse Stock Split will be rounded to the closest whole share of Common Stock. Following this reverse stock split the number of shares of $.0001 par common stock which the Company shall be authorized to issue shall be 25,000,000.

                  The holders of Common Stock shall have and possess all rights as shareholders of the corporation.

                  The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment or any other liability to pay the debts of the corporation.

                  Any stock of the corporation may be issued for money, property, services rendered, labor done, cash advances for the corporation, for any other assets of value in accordance with the action of the Board of Directors, or other consideration permitted under the Colorado Business Corporation Act. The judgment of the Board of Directors as to value received in return for the issuance of shares shall be conclusive and said shares, when issued, shall be fully paid and nonassessable.

Purpose of the Reverse Stock Split
----------------------------------

     The Board of Directors believes that the Reverse Stock Split is advisable and in the best interests of the Company and its shareholders. In discussions between the Company's executive officers with members of the brokerage and investment banking industries, the Company has been advised that brokerage firms might be more willing to evaluate the Company's securities as a possible investment opportunity for their clients and may be more willing to act as a market maker in the Company's securities if the price range for the Common Stock were higher. Management believes that additional interest by the investment community in the Common Stock, of which there can be no assurance, is desirable and could result in a more stable trading market for the Common Stock.

     The Company also believes that existing low trading prices of the Common Stock may have an adverse impact on the current efficient level of the trading market for the Common Stock. In particular, brokerage firms often charge higher commissions for transactions involving low-priced stocks than they would for the same dollar amount of securities with a higher per share price. Some brokerage firms will not recommend purchases of low-priced stocks to their clients or make a market in such stocks, which tendencies may adversely affect the liquidity for current shareholders and Company's ability to obtain additional equity financing.

     There can be no assurance that the Reverse Stock Split will not adversely impact the market price of the Common Stock, that the marketability of the Common Stock will improve as a result of the Reverse Stock Split, or that the Reverse Stock Split will otherwise have any of the effects described herein.

Effect of the Reverse Stock Split
---------------------------------

     The principal effect of the Reverse Stock Split will be to decrease the number of issued and outstanding shares of the Common Stock from 294,970,000 to approximately 3,000,000 shares. The Common Stock issued pursuant to the Reverse Stock Split will be fully paid and nonassessable. The voting rights and other rights that accompany the Common Stock prior to the Reverse Stock Split will not be altered by the Reverse Stock Split.

Certificates and Fractional Shares
----------------------------------

     The certificates currently representing issued and outstanding shares of Common Stock will be deemed to represent 100 the number of shares of Common Stock after the effective date of the Reverse Stock Split. New shares of Common Stock, par value $.0001, will be issued in due course as old shares are tendered to the transfer agent for exchange or transfer. Fractional shares resulting from the Reverse Stock Split will be rounded to the closest whole share of Common Stock.

     Shareholders are not required to exchange their certificate(s) of pre-split Common Stock for post-split Common Stock. Shareholders may, however, exchange their certificates for shares of post-split Common Stock by surrendering their old certificates representing shares of pre-split Common Stock to the Company's transfer agent. Upon surrender to the transfer agent of the share certificate(s) representing shares of pre-split Common Stock and the applicable transfer fee, which presently is $12.00 per certificate, the holder will receive a share certificate representing the appropriate number of shares of post-split Common Stock.

Effective Date of the Reverse Stock Split
-----------------------------------------

     The Reverse Stock Split will become effective on the effective date of the Amendment to the Articles, which is expected to be filed as soon as practicable after the annual shareholders' meeting (the "Effective Date"). Holders of record of the Common Stock at the close of business on the Effective Date will be entitled to receive one share of Common Stock for 100 shares then held.

Transfer Agent
--------------

     The transfer agent for the Common Stock is Corporate Stock Transfer, Inc.

Federal Income Tax Consequences of the Reverse Stock Split
----------------------------------------------------------

     Any tax liability to shareholders resulting from the Reverse Stock Split will likely not be substantial. The shares of Common Stock received in the Reverse Stock Split should not result in any taxable gain or loss to shareholders for federal income tax purposes. The tax basis of the Common Stock received by shareholders as a result of the Reverse Stock Split will be equal, in the aggregate, to the basis of the shares exchanged for the Common Stock. For tax purposes, the holding period of the shares immediately prior to the effective date of the Reverse Stock Split will be included in the holding period of the Common Stock received as a result of the Reverse Stock Split.

Votes Required and Recommended
------------------------------

     Approval of the proposal for the Company to amend the Articles to effect the Reverse Stock Split and to reduce the number of authorized shares from 950,000,000 shares to 25,000,000 shares requires the affirmative vote of two-thirds of the outstanding shares of the Company's Common Stock. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL FOR THE COMPANY TO AMEND THE ARTICLES TO EFFECT THE REVERSE STOCK SPLIT AND TO REDUCE THE NUMBER OF AUTHORIZED SHARES FROM 950,000,000 SHARES TO 25,000,000 SHARES. Unless otherwise specified, the enclosed proxy will be voted "FOR" the approval of the amendment.

B. AN AMENDMENT TO THE ARTICLES TO LIMIT THE PERSONAL LIABILITY OF THE COMPANY'S DIRECTORS FOR MONETARY DAMAGES FOR CERTAIN BREACHES OF THE FIDUCIARY DUTY OF CARE AS PERMITTED UNDER SECTION 7-108-402 OF THE COLORADO BUSINESS CORPORATION ACT AND TO INDEMNIFY THE OFFICERS AND
        DIRECTORS TO THE FULL EXTENT PERMITTED BY THE COLORADO BUSINESS CORPORATION ACT

     The Board of Directors has adopted a resolution to add Articles XIII and XIV to the Articles, or, in order to indemnify directors, officers, employees, fiduciaries, and agents of the Company to the full extent permitted by Colorado law (the "Indemnity Amendment") and to limit the personal liability of the Company's directors for monetary damages for certain breaches of the fiduciary duty of care as permitted under Section 7-108-402 of the Colorado Business Corporation Act (the "Liability Amendment"). The Colorado Business Corporation Act permits a Colorado corporation the power to indemnify a director, officer, employee, fiduciary, or agent of the corporation provided that (1) the person conducted himself in good faith and (2) the person was acting in his official capacity with the corporation and reasonably believed his conduct was at least not opposed to the corporation's best interests. The Colorado Business Corporation Act also permits a Colorado corporation to limit or eliminate the personal monetary liability of its directors to the corporation or its shareholders by reason of their breach of the fiduciary duty of care as directors, including liability for negligence, and gross negligence, by including a provision to this effect in its Articles.

Text of the Indemnity and Liability Amendments

     The Articles shall be amended by adding Articles XIII and XIV so that there appears the following text:

                                  ARTICLE XIII

                          INDEMNIFICATION OF DIRECTORS
                   OFFICERS, EMPLOYEES, FIDUCIARIES AND AGENTS


                   To the fullest extent provided by applicable state law, including, but not limited to, the Colorado Business Corporation Act, each director, officer, employee, fiduciary or agent of the Corporation (and his heirs, executors and administrators) shall be indemnified by the Corporation against expenses reasonably incurred by or imposed upon him in connection with or arising out of any action, suit or proceeding in which he may be involved or to which he may be made a party by reason of his being or having been a director, officer, employee, fiduciary or agent of the Corporation, or at its request of any other corporation of which it is a shareholder or creditor and from which he is not entitled to be indemnified (whether or not he continues to be a director, officer, employee, fiduciary or agent at the time of imposing or incurring such expenses). The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled under applicable state law.

                                   ARTICLE XIV

                            LIMITATIONS OF LIABILITY

                  A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; except that this provision shall not eliminate or limit the liability of a director to the corporation or its shareholders for monetary damages otherwise existing for (i) any breach of the director's duty of loyalty to the corporation or its shareholders;
          (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in
          Section 7-108-403 of the Colorado Business Corporation Act; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If the Colorado Business Corporation Act is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation Act as so amended. Any repeal or modification of this Article XIV by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation under this Article XIV, as in effect immediately prior to the repeal or modification, with respect to any liability that would have accrued, but for this Article XIV, prior to the repeal or modification.

The Indemnity Amendment

     The Colorado Business Corporation Act provides for a corporation to indemnify and advance expenses to its directors and officers under certain circumstances, as described more fully below, unless limited by the corporation's articles of incorporation. In addition, the Colorado Business Corporation Act specifies that a corporation may evidence the extent of its intent to indemnify or advance expenses to directors and officers in its articles of incorporation, bylaws, a resolution of its directors or shareholders or in a contract; provided, however, that the indemnification of or advancement of expenses to directors and officers shall be valid only if and to the extent such is consistent with the Colorado Business Corporation Act and the corporation's articles of incorporation, to the extent limited therein.

     The Colorado Business Corporation Act requires that a corporation indemnify a director or officer who is wholly successful, on the merits or otherwise, in defense of any Proceeding (as defined below), to which he is a party, against reasonable expenses, including attorney fees, incurred by him in connection with the proceeding. A "Proceeding" means any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

     In addition, the Colorado Business Corporation Act permits a corporation to indemnify a director against Liability (as defined below) incurred in any Proceeding to which the director is made a party because he is or was a director if the director: (a) conducted himself in good faith; (b) reasonably believed that (i) if the conduct was in his official capacity with the corporation, that said conduct was in the corporation's best interest, or (ii) if the conduct was not in his official capacity with the corporation, that said conduct was at least not opposed to the corporation's best interests; and (c) had no reasonable cause to believe his conduct was unlawful if the Proceeding is criminal in nature. "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), and reasonable expenses, including attorney fees, incurred with respect to the Proceeding.

     The Colorado Business Corporation Act also provides circumstances under which a corporation may not indemnify its directors and officers. A corporation may not indemnify a director or officer in connection with any proceeding (a) by or in the right of the corporation in which the director or officer is adjudged liable to the corporation, or (b) charging improper personal benefit to the director or officer, whether or not involving action in his official capacity, in which the director or officer is adjudged liable on the basis that personal benefit was improperly received by him.

     Under the Colorado Business Corporation Act, a corporation may pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a Proceeding in advance of the final disposition of the Proceeding if the director or officer (a) furnishes the corporation a written affirmation of his good faith belief that, with respect to the conduct subject of the Proceeding, he conducted himself in good faith; (b) furnishes the corporation with a written undertaking to repay the advance if it is determined that he did not meet such standard of conduct (i.e. he did not act in good faith); and (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under the Colorado Business Corporation Act.

The Liability Amendment

     In performing their duties, the Company's directors are scrutinized under the "business judgment rule" which stipulates the fiduciary duties of care and loyalty imposed upon directors. Under the business judgment rule, a director is required to perform his duties as a director in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

     The "duty of care" requires that each director act in a manner which, after a reasonable investigation, he believes in good faith to be in the best interests of the Company and all of its shareholders and requires that each director, in the performance of his corporate responsibilities, exercise the care that an ordinary prudent person would exercise under similar circumstances. The "duty of loyalty" prohibits faithlessness and self-dealing by directors and prohibits directors from using their corporate position to make a personal profit or gain other personal advantage.

     In recent years, litigation seeking to impose liability on directors and officers of publicly-held corporations for violations of the duty of care has become commonplace. To avoid liability, the director is required to show that he conducted himself in strict compliance with the duty of care as set forth in the business judgment rule. In practice, the application of this duty varies widely among the courts, leaving directors with little guidance and certainty as to what constitutes adequate care under a given set of circumstances. Compounding this uncertainty, in several decisions, courts imposed a clairvoyant duty upon directors, despite the fact that the actions of the directors in exercising reasonable care are supposed to be judged as of the time and under the circumstances existing at the time the decision was made.

     This type of litigation is expensive to defend, with costs frequently amounting to hundreds of thousands, and sometimes millions of dollars. In many cases, costs of defense exceed the means of individual defendants, even if ultimately they are vindicated on the issue of individual liability or wrongdoing. In addition, in view of the costs and uncertainties of litigation, it is often prudent to settle such claims. While settlements frequently are for only a fraction of the amount claimed, the settlement amount may well exceed the financial resources of individual defendants. In summary, without the benefit of protective measures such as indemnification and limitation of liability as permitted under the Colorado Business Corporation Act, exposure to the costs and risks of claims of personal liability for corporate directors may exceed any benefit to them of serving as a director of a public corporation.

     The risks of personal liability for directors has traditionally been mitigated through directors' and officers' liability insurance ("D&O Insurance"). Changes in the market for D&O Insurance during recent years have resulted in meaningful coverage becoming unavailable for directors and officers of many corporations. Insurance carriers have in certain cases declined to renew existing directors' and officers' liability policies, or have increased premiums, thereby making the cost of obtaining such insurance prohibitive. Moreover, policies often exclude coverage for areas where the service of qualified independent directors is most needed. For example, many policies do not cover liabilities or expenses arising from directors' and officers' activities in response to attempted takeovers of a corporation.

     In response to the above developments regarding litigation against directors and the general unavailability of meaningful D&O Insurance, the Colorado legislature adopted Section 7-108-402 of the Colorado Business Corporation Act which permits a corporation to limit or eliminate the personal monetary liability of a director for certain breaches of the duty of care. Effectively, the limitation acts as a substitute for, or a supplement to, D&O Insurance coverage.

     In the opinion of the Board of Directors, inclusion of a provision for limitation of liability and continuation of the Company's policy of entering into indemnification agreements with its directors will best position the Company to attract and retain qualified candidates to serve as its directors. Although the Company has not experienced difficulty finding qualified candidates to serve on its Board of Directors to date, it believes that it may experience difficulty in the future if protective measures are not taken.

     This provision will prevent the Company and its shareholders, but not third parties, from bringing actions for monetary damages based upon a director's negligent or grossly negligent business decisions, including those related to attempts to change control of the Company, to the benefit of the Board and at the expense of the shareholders. Thus, under the Liability Amendment, the Company or a shareholder will be able to prosecute an action against a director for monetary damages for breach of fiduciary duty only if it can be shown that such damages have been caused by a breach of the duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of law, a direct or indirect improper personal benefit, or an illegal distribution. It would not limit or eliminate the right of the Company or any shareholder to seek an injunction or any other non-monetary relief if a director breaches his duty of care. Although equitable remedies remain available, they may be inadequate as a practical matter.

     The provision for the limitation of liability proposed to be included in the Articles is intended to be effective only against actions by the Company and its shareholders. Third party plaintiffs, such as creditors, will not be prevented from recovering damages on the basis of the provision. In addition, the provision would apply only to claims against a director arising out of his status as a director and would not apply to claims arising from his status as an officer or his status in any other capacity; nor would it apply to a director's responsibilities under any other law, such as the federal securities laws. If this proposed provision is approved, changes in Colorado law further limiting or eliminating personal liability of directors automatically will be applicable without further shareholder approval.

     Neither the Board of Directors nor any of its members have experienced any recent litigation which would have been affected by the above provision had it been in effect previously. The Liability Amendment is not the result of any pending or threatened litigation against any member of the Company's Board of Directors.

     The Liability Amendment will NOT permit any limitation upon the liability of a director for: (i) any breach of his duty of loyalty to the Company and its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) assenting to an unlawful distribution made in violation of section 7-106-401 of the Colorado Business Corporation Act or the Articles, or (iv) any transaction from which he directly or indirectly derived an improper personal benefit. Accordingly, the provisions limiting or eliminating the potential monetary liability of directors permitted by the Colorado Business Corporation Act apply only to the "duty of care" of directors. The provision is not retroactive to limit liability for acts or omissions occurring prior to the date of its adoption by shareholders.

Votes Required and Recommended
------------------------------

     Approval of the Liability Amendment and the Indemnity Amendment requires the affirmative vote of two-thirds of the outstanding shares of the Company's Common Stock. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE LIABILITY AMENDMENT AND INDEMNITY AMENDMENT. Unless otherwise specified, the enclosed proxy will be voted "FOR" the approval of the amendments.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's financial statements for the fiscal year ended December 31, 1995 were audited by Davis & CO., CPA's, P.C. ("Davis"). The Board of Directors has selected Davis as the Company's independent public accountants for the year ending December 31, 1996. Representatives of Davis are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions.


                              SHAREHOLDER PROPOSALS

     All proposals of shareholders intended to be included in the proxy statement to be presented at the next annual meeting of shareholders must be received at the Company's corporate offices at 7315 East Peakview Avenue, Englewood, Colorado 80111, Attention: Corporate Secretary, on or before May 15, 1997.


                                 OTHER BUSINESS

     Management of the Company knows of no other matter which may come before the Annual Meeting. However, if any additional matters are properly presented at the Annual Meeting, it is intended that the person named in the enclosed Proxy Statement, or his substitute, will vote such Proxy in accordance with his judgment on such matters.


                                       By Order of the Board of
                                       Directors:

                                       IMMUNE RESPONSE, INC.




Date:  January 9, 1997                 Joseph W. Hovorka, President

------------------------------------------------------------------------------
                                      PROXY
------------------------------------------------------------------------------

                              IMMUNE RESPONSE, INC.
                            7315 East Peakview Avenue
                            Englewood, Colorado 80111
                                 (303) 796-8940

                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON FEBRUARY 10, 1997

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     KNOW ALL MEN BY THESE PRESENTS: That the undersigned shareholder of Immune Response, Inc., a Colorado corporation (the "Company"), hereby constitutes and appoints Joseph W. Hovorka with the power to appoint his substitute, to appear, attend and vote all of the shares of the Common Stock of the Company standing in the name of the undersigned at the Annual Meeting of Shareholders to be held at the Company's offices at 7315 East Peakview, Avenue Englewood, Colorado 80111, on February 10, 1997, at 10:00 a.m., Mountain Time, and at any postponements or adjournments thereof on the following matters.

         1. ELECTION OF DIRECTORS

__ FOR the nominees listed below                __ WITHHOLD AUTHORITY to vote
   (EXCEPT AS MARKET TO THE CONTRARY)              for nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR EITHER INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)

Nominees:  Joseph W. Hovorka * Thomas B. Olson * R. Andrew Girardot, Jr. D.D.S.

         2. The following amendments to the Company's Articles of Incorporation to be included in the Company's Amended and Restated Articles of Incorporation.

         (a) To effect a one-for-100 reverse stock split and to reduce the number of authorized shares of the common stock of the Company (the "Common Stock") from 950,000,000 shares to 25,000,000 shares, as permitted under Section 7-106-105 of the Colorado Business Corporation Act. Fractional shares resulting from the reverse stock split will be rounded to the closest whole share of Common Stock.

                  FOR  _______      AGAINST  _______      ABSTAIN  _______

         (b) To indemnify the directors, officers, employees, fiduciaries, and agents of the Company to the full extent permitted by Colorado law and to limit the personal liability of the Company's directors for monetary damages for certain breaches of the fiduciary duty of care as permitted under Section 7-108-402 of the Colorado Business Corporation Act.

                  FOR  _______      AGAINST  _______      ABSTAIN  _______

         3. To transact such other business as may properly come before the Meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEE SET FORTH IN PROPOSAL NO. 1, FOR PROPOSAL NO. 2(A) AND FOR PROPOSAL NO. 2(B).

     Please mark, date and sign your name exactly as it appears hereon and return this Proxy in the enclosed envelope as promptly as possible. It is important to return this Proxy properly signed in order to exercise your right to vote if you do not attend the meeting and vote in person. When signing as agent, partner, attorney, administrator, guardian, trustee or in any other fiduciary or official capacity, please indicate your title. If stock is held jointly, each joint owner must sign.

Date:  ____________, 1997
                                        ----------------------------------------
                                        Signature(s)

                                        Address if different from that on label:

                                        ----------------------------------------
                                        Street Address

                                        ----------------------------------------
                                        City, State and Zip Code

                                        ----------------------------------------
                                        Number of shares

Please check if you intend to be present at the meeting:  ______